SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a‑12

SOUTHWEST IOWA RENEWABLE ENERGY, LLC
(Name of Registrant as Specified In Its Charter)
_______________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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®

December 18, 2015

To the Members of Southwest Iowa Renewable Energy, LLC:

The 2016 Annual Meeting of Members of our Company will be held on Friday, February 12, 2016, at 1:00 p.m. Central Standard Time at the City of Treynor Community Center, 11 West Main Street, Treynor, Iowa 51575.

Details of the business to be conducted at our 2016 Annual Meeting of Members are provided in the attached Notice of Annual Meeting of Members and Proxy Statement.

A Notice of Internet Availability of Proxy Materials (which includes information about the proxy card, proxy statement, notice of annual meeting and our 2015 annual report (the “Proxy Materials”) was mailed to our members today, and the Proxy Materials have been posted on our website at www.sireethanol.com.  We urge all members to access the Proxy Materials, print the proxy card, fill it out and send it to us to count your votes for the 2016 Annual Meeting of Members.  We will also mail proxy cards to all members on or about December 29, 2015.  If you attend the 2016 Annual Meeting of Members in February, you may nevertheless revoke the proxy and vote in person even though you previously mailed the proxy card.

YOUR VOTE IS VERY IMPORTANT.  Please use this opportunity to take part in the affairs of your company.  It is important that your units be represented at the meeting whether or not you are personally in attendance, and I urge you to review carefully the Proxy Statement and access the proxy card at our website, then sign, date and return it at your earliest convenience.  I look forward to meeting with you and with our directors and officers, reporting our activities and discussing the Company’s business.  I hope you will be present.

Very truly yours

Brian T. Cahill
President and General Manager

NOTICE OF 2016 ANNUAL MEETING OF MEMBERS
to be held on February 12, 2016

To the Members of Southwest Iowa Renewable Energy, LLC:

NOTICE IS HEREBY GIVEN that the 2016 Annual Meeting of Members (the “2016 Annual Meeting”) of Southwest Iowa Renewable Energy, LLC will be held on Friday, February 12, 2016, at 1:00 p.m. Central Standard Time at the City of Treynor Community Center, 11 West Main Street, Treynor, Iowa 51575.  The purposes of the meeting are to:

(1)	Elect one Series A Director to serve until the 2020 Annual Meeting of Members or until his successor shall be elected and qualified;

(2)	Conduct an advisory vote on executive compensation; and

(3)	Transact such other business as may properly come before the meeting and any adjournment thereof

Our Board of Directors has fixed the close of business on December 14, 2015 as the record date for determining the members entitled to notice of and to vote at the 2016 Annual Meeting and any adjournment thereof.  Holders of our Series A, B and C Units are entitled to vote at the 2016 Annual Meeting on the basis of one vote for each unit held, though only the holders of Series A Units may vote to elect the Series A Director nominated for election at the 2016 Annual Meeting.  Directions to the 2016 Annual Meeting location may be found at www.sireethanol.com.

Your vote is very important and our Board of Directors desires that all members be present or represented at the 2016 Annual Meeting.  Even if you plan to attend in person, please date, sign and return the proxy card located on our website at www.sireethanol.com, or included in the printed proxy materials mailed to you if you requested printed materials, at your earliest convenience so that your units may be voted.  If you do attend the meeting in February, you retain the right to vote even though you mailed the enclosed proxy card.  The proxy card must be signed by each registered member exactly as set forth on the proxy card.

By Order of the Board of Directors

Theodore V. Bauer,
Secretary
Council Bluffs, Iowa
December 18, 2015

®
10868 189th Street, Council Bluffs, IA 51503

PROXY STATEMENT

FOR ANNUAL MEETING OF MEMBERS
TO BE HELD FEBRUARY 12, 2016

INFORMATION ABOUT THE MEETING, VOTING AND PROXIES

Date, Time and Place of Meeting

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Southwest Iowa Renewable Energy, LLC, an Iowa limited liability company (the “Company,” “SIRE,” “we,” or “us”), of proxies to be voted at the Annual Meeting of Members to be held on February 12, 2016, or any adjournment thereof (the “2016 Annual Meeting”).  A copy of our annual report to members, including our annual report on Form 10-K for the fiscal year ended September 30, 2015 (“Fiscal 2015”), which includes our financial statements for Fiscal 2015 (the “Annual Report”), accompanies this Proxy Statement.  Beginning on or about December 18, 2015, we made this Proxy Statement available to our members.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE MEMBERS’ MEETING TO BE HELD ON FEBRUARY 12, 2016

Our Proxy Statement and Annual Report are also available online at
www.sireethanol.com

Internet Availability of Proxy Materials

Under the U.S. Securities and Exchange Commission’s “notice and access” rules, we have elected to use the Internet as our primary means of furnishing proxy materials to our members. Consequently, most members will not receive paper copies of our proxy materials. We instead sent our members a Notice of Internet Availability of Proxy Materials (“Internet Availability Notice”) containing instructions on how to access this Proxy Statement and our Annual Report via the Internet. The Internet Availability Notice also included instructions on how to receive a paper copy of your proxy materials, if you so choose. If you received your annual meeting materials by mail, your proxy materials, including your proxy card, were enclosed. We believe that this process expedites members’ receipt of proxy materials, lowers the costs of our 2016 Annual Meeting and helps to conserve natural resources.

This Proxy Statement, the Notice of the 2016 Annual Meeting, proxy card, and our Annual Report may be requested by calling (877) 776-5999, emailing proxy@sireethanol.com or accessing www.sireethanol.com and clicking on the “Investor Relations” tab.

Proxy Solicitation

The Company will bear the expense of this solicitation of proxies, including the preparation, assembly, printing and mailing of the Internet Availability Notice, this Proxy Statement, the proxy and any additional solicitation material that the Company may provide to members. Copies of the proxy materials and any other solicitation materials will be provided to brokerage firms, banks, fiduciaries, trustees, custodians or other nominees holding units in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners. We will reimburse such brokerage firms, banks, fiduciaries, trustees, custodians or other nominees for the reasonable out-of-pocket expenses incurred by them in connection with forwarding the proxy materials and any other solicitation materials.  The original solicitation of proxies by mail may be supplemented by solicitation by telephone and other means by directors, officers and employees of the Company. No additional compensation will be paid to these individuals for any such services.   The Company has not employed any third party to solicit proxies for the 2016 Annual Meeting.

Purposes of the Annual Meeting

The purposes of the 2016 Annual Meeting are to:

(1)	Elect one Series A Director to serve until the 2020 Annual Meeting of Members or until his successor shall be elected and qualified;

(2)	Conduct an advisory vote on executive compensation; and

(3)	Transact such other business as may properly come before the meeting and any adjournment thereof.

Board Voting Recommendations

Our Board unanimously recommends that the holders of our Series A Units (the “Series A Members”) vote FOR the election of the Series A Director nominee named under the section entitled “Proposal 1 – Election of Series A Director, Series A Director Nominee” and that all members vote FOR the proposal regarding the advisory vote on executive compensation under the section entitled “Proposal 2 – Advisory Vote to Approve Executive Compensation.”

Record Date and Outstanding Units

The record date for holders of units entitled to notice of, and to vote at, the 2016 Annual Meeting is the close of business on December 14, 2015 (the “Record Date”).  As of the Record Date, we had outstanding and entitled to vote at the 2016 Annual Meeting 8,993 Series A Units, 3,334 Series B Units and 1,000 Series C Units.

Proxy Voting

In deciding all questions, members are entitled to one vote, in person or by proxy, for each unit, regardless of class or series, held in the member’s name at the close of business on the Record Date (though only Series A Members may vote for the election of the Series A Director).  Your units will be voted in accordance with the instructions you indicate when you submit your proxy card.  If you submit a proxy card, but do not indicate your voting instructions, your units will be voted as follows:

●	FOR the election of the Series A Director nominee listed in this Proxy Statement (for Series A Members); and
●	FOR the approval, on an advisory basis, of our executive compensation.

As to any other business as may properly come before the 2016 Annual Meeting or any adjournment or postponement thereof, your units will be voted (for all members) at the discretion of the proxies in a manner that they consider being in the best interests of the Company.

Voting by Mail

By signing and returning the proxy card according to the instructions provided, you are enabling the individuals named on the proxy card, known as “proxies,” to vote your units at the 2016 Annual Meeting in the manner you indicate.  We encourage you to sign and return the proxy card even if you plan to attend the 2016 Annual Meeting.  In this way your units will be voted even if you are unable to attend the meeting.  If you attend the 2016 Annual Meeting in February, you may nevertheless revoke the proxy and vote in person even though you previously mailed the proxy card.

Voting in Person at the Meeting

If you plan to attend the 2016 Annual Meeting and vote in person, we will provide you with a ballot at the meeting.  If your units are registered directly in your name, you are considered the unit holder of record, and you have the right to vote in person at the 2016 Annual Meeting.  If your units are held in the name of your brokerage firm, bank, fiduciary, trustee, custodian or other nominee, you are considered the beneficial owner of units held in your name.  In that case, if you wish to vote at the 2016 Annual Meeting, you will need to bring with you to the meeting a legal proxy from your brokerage firm, bank, fiduciary, trustee, custodian or other nominee authorizing you to vote these units. If you attend the 2016 Annual Meeting in February, you may nevertheless revoke the proxy and vote in person even though you previously mailed the proxy card.

Revocability of Proxies

A member who has submitted a proxy card may revoke the proxy prior to its exercise at the Annual Meeting either by giving written notice of revocation to the Secretary of the Company or by providing a duly executed proxy card bearing a later date. Attendance in person at the 2016 Annual Meeting does not itself revoke a proxy; however, any member who attends the 2016 Annual Meeting may revoke a previously submitted proxy by voting in person.  If you are the beneficial owner of your units and not the holder of record, you will need to contact your brokerage firm, bank, fiduciary, trustee, custodian or other nominee to revoke any prior voting instructions.

Quorum

The presence, in person or by proxy, of the holders of at least twenty-five percent (25%) of the units outstanding and entitled to vote at the 2016 Annual Meeting is necessary to constitute a quorum.  Because the proxy card states how the units will be voted in the absence of instructions by the member, executed proxy cards bearing no instructions by the member will be counted as present for quorum purposes and for the purpose of voting on each proposal presented at the 2016 Annual Meeting.

Treatment of Abstentions

Abstentions or proxies or ballots marked to “withhold authority” will be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of units present in person or by proxy at the 2016 Annual Meeting with respect to each proposal.

Pursuant to Section 6.16 of our Fourth Amended and Restated Operating Agreement dated March 21, 2014 (the “Operating Agreement”), the affirmative vote of the members voting interests represented at a meeting and entitled to vote on the matter constitutes the act of the members unless a greater or lesser proportion or amount is required under our Operating Agreement.  As a result, proxies or ballots which are marked to “abstain” or “withhold authority” will be counted for purposes of voting for each proposal and will count as a vote against each proposal.

Vote Required

Approval of Proposal 1, the election of the Series A Director, requires the affirmative vote of a majority of the Series A Units present in person or represented by proxy at a meeting at which a quorum is present.

Approval of Proposal 2, the advisory vote to approve executive compensation, requires the affirmative vote of a majority of the units (which includes Series A Units, Series B Units and Series C Units) represented at a meeting in person or by proxy and entitled to vote on the matter.

As noted above, abstentions or ballots or proxies noted “withhold authority” will have the legal effect of a vote against Proposal 1 and Proposal 2.

Voting Results

We will announce the preliminary voting results at the conclusion of the Annual Meeting. The final voting results will be tallied and published in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (the “SEC”) within four business days following the Annual Meeting.

UNIT OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table provides certain information as of December 2, 2015 with respect to the unit ownership of: (i) those persons or groups (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) who beneficially own more than 5% of any series of units, (ii) each director of the Company, (iii) each Named Executive Officer of the Company (as defined in the “Summary Compensation Table” below) and (iv) all officers and directors of the Company, nine in number, as a group.  The percentages in the table below are based on 8,993 Series A Units, 3,334 Series B Units, and 1,000 Series C Units issued and outstanding as of December 2, 2015.  Except as noted below, the persons listed below possess sole voting and investment power over their respective units.   No family relationships exist among our directors and executive officers.

Title of Class	Name of Beneficial Owner[1]	Amount and Nature of Beneficial Ownership	Percent of Class

Directors and Executive Officers:
Series A	Karol D. King	74 Units [2]	0.82%
Series A	Hubert M. Houser	54 Units [3]	0.60%
Series A	Theodore V. Bauer	52 Units [4]	0.58%
Series A	Michael K. Guttau	12 Units [5]	0.13%
--	Brian T. Cahill	-0-	--
--	Brett L. Frevert	-0-	--
--	Eric J. Heismeyer	-0-	--
--	Andrew J. Bulloch	-0-	--
--	Matthew K. Gibson	-0-	--
Series A	All Officers and Directors as a Group	192 Units	2.13%

Other Members:
Series B	Bunge North America, Inc.	3334 Units	100%
Series C	ICM, Inc.	1000 Units	100%
Series A	ICM Inc.	18 Units	0.20%

1The address for all of our directors, director nominees and executive officers is the address of the Company’s principal executive offices located at 10868 189th Street, Council Bluffs, Iowa 51503.
2 These Series A Units are owned jointly by Mr. King and his spouse.
3  These Series A Units are owned jointly by Mr. Houser and his spouse.
4  Includes 36 Series A Units owned jointly by Mr. Bauer and his spouse and 16 Series A Units owned by Mr. Bauer’s spouse for which Mr. Bauer disclaims beneficial ownership.
5  These Series A Units are owned jointly by Mr. Guttau and his spouse.

PROPOSAL 1
ELECTION OF SERIES A DIRECTOR

One Series A Director is to be elected at the 2016 Annual Meeting.  The Series A Director nominee elected at the 2016 Annual Meeting will serve until the 2020 Annual Meeting of Members or until his successor shall be elected and qualified.

The proxies named in the proxy card intend to vote FOR the election of the nominee named below for Series A Director of the Company to serve until the 2020 Annual Meeting of Members or until his successor shall be elected and qualified, unless otherwise properly indicated on such proxy card.  If the nominee shall become unavailable for any reason, the proxies named in the proxy card are expected to consult with our Board in voting the units represented by them at the 2016 Annual Meeting.  Our Board has no reason to doubt the availability of the nominee and no reason to believe the nominee will be unable or unwilling to serve the entire term for which election is sought.

The name of the Series A Director nominee, along with certain information concerning such nominee is set forth below under the section entitled “Series A Director Nominee.”

Series A Director Nominee

The Series A Director nominee to be elected at the 2016 Annual Meeting to serve a four-year term is Mr. Theodore V. Bauer, age 63.  Mr. Bauer has been a Series A Director since 2005, Secretary and Treasurer of the Company since 2006, a member of the Audit Committee, the Nominating Committee and the Corporate Governance/Compensation Committee since 2007, and is currently serving as the Chair of the Corporate Governance/Compensation Committee.

 Mr. Bauer has over 35 years of experience in the agricultural industry.  He has been the owner and operator of a farming operation since 1977.  Since 2012, Mr. Bauer has served as President of Lake Anita Farms LLC and manages farms in the area for absentee owners.  He co-founded Templeton Rye Spirits LLC in 2005 and served as a Director from 2005-2007.  He has been a Director of Iowa Quality Producers Alliance since 2003 and has served as Board Manager and Treasurer of America Green Gas LLC since 2013.  From 2002 to 2007, Mr. Bauer served as Vice-President of West Central Iowa Rural Water.

Mr. Bauer meets the “independent director” standards applicable to companies listed on the NASDAQ Capital Market (though our units are not listed on any exchange or quotation system).  Mr. Bauer does not serve as a director of any other company having a class of securities registered under Section 12 of the Exchange Act, or subject to Section 15(d) of the Exchange Act, nor does he serve as a director of an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”).  Mr. Bauer’s address is 10868 189th Street, Council Bluffs, Iowa 51503.

Additional information regarding our Board and our Series A, Series B and Series C Directors is set forth below under the sections entitled “Board of Directors and Corporate Governance.”

Vote Required

Series A Members may not vote for more than the one Series A Director nominee above.  To be elected a Series A Director, the nominee must receive the favorable vote of the majority of Series A Units entitled to vote and represented in person or by proxy at the 2016 Annual Meeting.  Because a majority of units entitled to vote on the matter and represented in person or by proxy is required to approve Proposal 1, proxies or ballots marked to “withhold authority” will be have the legal effect of a vote against this proposal.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE SERIES A MEMBERS VOTE “FOR” THE ELECTION OF THEODORE V. BAUER AS A SERIES A DIRECTOR FOR A FOUR-YEAR TERM.

PROPOSAL 2
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, we are providing our members with the opportunity to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

As described more fully in the “Executive Compensation” section of this Proxy Statement, our compensation policies are designed to align our executives' compensation with both our business objectives and the interests of our members. We also seek to provide compensation policies that attract, motivate and retain key executives who are critical to our success. A significant portion of the compensation we provide to our executives is directly related to our financial performance and member value.

We urge our members to read the “Executive Compensation” section of this Proxy Statement for a more thorough discussion of our compensation philosophy, including the design and objectives of our elements of compensation. We also recommend that our members review the application of our compensation philosophy and the elements of compensation provided to each Named Executive Officer as reflected in the discussion and tables included in the “Executive Compensation” section of this Proxy Statement.

We believe that our compensation policies and procedures are reasonable based on the size and complexity of the Company and its operations and that our executive compensation policies are designed appropriately and are functioning as intended to produce long-term value for our members. Accordingly, we are asking our members to approve the overall application of our compensation policies to our Named Executive Officers through this advisory vote. The vote on this resolution is not intended to address any specific element of compensation, but rather the overall compensation of our Named Executive Officers and the policies and procedures described in this Proxy Statement.

For the reasons stated above, our Board recommends that members vote FOR the following advisory resolution at our 2016 Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in the Proxy Statement for our 2016 Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and related narrative discussion, is hereby APPROVED.”

Advisory Vote

As this is an advisory vote, the outcome of the vote is not binding on us with respect to future executive compensation decisions, including those relating to our Named Executive Officers, or otherwise. However, the Corporate Governance/Compensation Committee and our Board values the input of the Company’s members and therefore expects to take into account the outcome of the member advisory vote when considering future executive compensation decisions.

Vote Required

The affirmative vote of a majority of the units represented at the 2016 Annual Meeting in person or by proxy and entitled to vote on the matter is required for the approval of the proposal.  Because a majority of units entitled to vote on the matter and represented in person or by proxy is required to approve Proposal 2, abstentions will have the legal effect of a vote against this proposal.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE MEMBERS VOTE “FOR” THE ADVISORY VOTE ON EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Leadership Structure

We are managed by a Chief Executive Officer who is separate from the Chairman of the Board.  Brian T. Cahill is our General Manager/Chief Executive Officer, while Karol D. King is our Chairman of the Board.  We have determined that the current separation of the two roles allows our Chief Executive Officer to manage our day to day operations while allowing our Chairman to focus on leading our Board in its duty to act in the best interest of the Company and its members.  We believe this leadership structure allows our Board to best focus on its oversight role and provide us a perspective that is independent from that of our management.  We do not have a policy mandating the leadership structure aside from our Operating Agreement and our Board reserves the right to determine the appropriate leadership structure from time to time.

Board Role in Risk Oversight

Although management is responsible for the day-to-day management of risks to the Company, our Board provides broad oversight of the Company’s risk management programs. In this oversight role, our Board is responsible for satisfying itself that the risk management processes designed and implemented by the Company’s management are functioning and that the systems and processes in place will bring to its attention the material risks facing the Company in order to permit our Board to effectively oversee the management of these risks. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of our full Board in the risk oversight process allows our Board to assess management’s appetite for risk and also to determine what constitutes an appropriate level of risk for the Company. Our Board  regularly includes agenda items at its meetings relating to its risk oversight role and meets with various members of management on a range of topics, including corporate governance and regulatory obligations, operations and significant transactions, business continuity planning, succession planning, risk management, insurance, pending and threatened litigation and significant commercial disputes.

While our Board provides broad oversight of the Company’s risk management processes, various committees of the Board oversee risk management in their respective areas and regularly report on their activities to our entire Board.   Principally, the Risk Management Committee assists our Board in identifying and quantifying methods of mitigating or eliminating risk, principally those relating to commodity prices.  In addition, the Audit Committee focuses on assessing and mitigating financial risk, including internal controls.  The Corporate Governance/Compensation Committee also strives to create compensation incentives that encourage a level of risk-taking behavior consistent with the Company’s business strategy.

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing the Company and that our Board leadership structure provides appropriate checks and balances against undue risk taking.

Directors

Our Series A Directors are nominated by our Board, following consideration by our Board’s Nominating Committee, and then elected by our Series A Members.  The two Series B Directors and the Series C Director are appointed by Bunge North America, Inc. (“Bunge”) and ICM, Inc. (“ICM”), respectively, in accordance with the terms of our Operating Agreement.

The chart below lists the directors whose terms continue after the 2016 Annual Meeting and also includes the Series A Director nominee, Mr. Bauer.  The directors listed below under “Independent Directors” meet the “independent director” standards applicable to companies listed on the NASDAQ Capital Market (though our units are not listed on any exchange or quotation system) (“Independent Directors”).  “Interested Directors” are those listed below who do not meet the “independent director” standards applicable to companies listed on the NASDAQ Capital Market (though our units are not listed on any exchange or quotation system).  The address for all directors is 10868 189th Street, Council Bluffs, Iowa 51503.  None of the directors listed below currently serve on the board of directors of any other company having a class of securities registered under Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act, nor have any of our directors served as directors of an investment company registered under the Investment Company Act.  Under our Operating Agreement, the Series A Directors’ terms are staggered such that one director is up for election every year.

Series A / Independent Directors

Name and Age	Position(s) Held with the Company	Current Director Term Expires	Principal Occupation(s) During Past 5 Years

Theodore V. Bauer, 63	Series A Director, Secretary and Treasurer	2016
●       Director of the Company since March 2005 and Secretary and Treasurer of the Company since November 2006
●       President of Lake Anita Farms, LLC, which owns farmland in Cass County, Iowa, since 2012
●         Owner and operator of a farming operation near Audubon, Iowa since 1977
●         Co-Founder and Director from 2005 to 2007, Templeton Rye Spirits LLC
●         Director, Iowa Quality Producers Alliance, since 2003
●        Vice President, West Central Iowa Rural Water, from 2002 to 2007
●        Board Manager and Treasurer of America Green Gas LLC since 2013
●        Mr. Bauer has an Ag Business degree from Iowa State University and is a graduate of the Texas A&M TEPAP program

Karol D. King, 68	Series A Director and Chairman	2017
●        Director of the Company and Chairman of the Board since November 2006
●        Corn, popcorn and soybean farmer near Mondamin, Iowa, since 1967
●     President, King Agri Sales, Inc. (marketer of chemicals, fertilizer and equipment) since 1995
●        President, Kelly Lane Trucking, LLC, since 2007
●       Served on the Harrison County Farm Bureau Board, the Iowa Corn Growers Board, the Iowa Corn Promotion Board, the US Feed Grains Council Board, the National Gasohol Commission, and the National Corn Growers Association Board
●        Attended Iowa State University

Hubert M. Houser, 73	Series A Director	2018
•         Director of the Company since 2005
•      Lifetime owner of farm, cow-calf operation, and poultry operation  located near Carson, Iowa
•         Mr. Houser served in the Iowa Legislature from 1992 to 2015, first in the House of Representatives and then in the Senate (from 2002 to 2015)
•         Served on the Pottawattamie County Board of Supervisors from 1978 to 1992
•         Served as a director of the Riverbend Industrial Park, and was
•      Founder of the Iowa Western Development Association and Golden Hills RC&D

Michael K. Guttau, 69	Series A Director	2019
•         Director of the Company since 2007
•        Council of Federal Home Loan Banks, Washington, D.C.: Chairman from 2008 to 2009
•         Federal Home Loan Bank of Des Moines:
o    Chairman 2008-2012
o    Vice Chairman from 2004 to 2007
o    Chairman of Audit Committee from 2004 to 2006
o    Chairman of Risk Management Committee 2007
•        Served in various positions at Treynor State Bank, T.S. Banking Group since 1972 and currently serving as Chairman of the Board
•         Chairman, Iowa Bankers Association since 2014
•         Superintendent of Banking, Iowa Division of Banking, from 1995 to 1999
•        Director, Iowa Bankers Association, Iowa Bankers Mortgage Corporation, Iowa Student Loan Liquidity Corp., Iowa Business Development Finance Corp. and Iowa Seed Capital Liquidation Corp
•         President, Southwest Iowa Bank Administration Institute
•         Past Chairman, ABA Community Bankers from 1991 to 1992
•         Received his B.S., Farm Operation, from Iowa State University in 1969 and completed numerous U.S. Army education programs from 1969 to 1978
•         2010 recipient of the James Leach Bank Leadership Award

Interested Directors

Name and Age	Position(s) Held with the Company	Current Director Term Expires	Principal Occupation(s) During Past 5 Years

Eric J. Heismeyer, 42‡	Series B Director	†
•        Series B Director of the Company since March 2014
•         VP and Commercial Manager of Bunge-Milling since December 2013
•         VP-Agribusiness Services of Bunge North America from October 2011 until November 2013
•         Director of Merchandising of POET Nutrition, a division of POET located in Sioux Falls, SD from March 2008 until October 2011

Matthew K. Gibson, 44‡	Series B Director and Vice Chairman	†
•        Series B Director of the Company and Vice Chairman of the Board since November 2013
•        Vice-President and General Manager, Bunge North America Grain Division since October 2013
•        Served in various management and trading positions with Gavilon Grain from 2007 until October 2013
•        Served in various management and trading positions with ConAgra Trade Group from 1999 until 2006
•         Served in various trader and merchandising roles with Continental Grain Co. from 1995 until 1998
•          Holds a Bachelor of Science in Agricultural Economics from Texas Tech University

Name and Age	Position(s) Held with the Company	Current Director Term Expires	Principal Occupation(s) During Past 5 Years

Andrew J. Bulloch, 51‡	Series C Director	†
•         Series C Director of the Company since August 2013
•         Chief Financial Officer of ICM since 2006
•         Serves as a board member for three other companies on behalf of ICM
•        Spent six years in public accounting, where he served as a senior manager in the KPMG audit department
•        Held various financial leadership positions with Thorn Americas (dba Rent-A-Center), Bombardier (Learjet division), Coleman and LSI Logic
•        certified public accountant (CPA), and a graduate of Kansas State University with a Bachelor's degree in Accounting and Finance
•         Member of the American Institute of Certified Public Accountants (AICPA)
•         In 2001, received a CFO of the Year award, sponsored by the Wichita Business Journal, for his accomplishments at ICM in 2011

† The Interested Directors’ terms do not have a specified number of years, as these directors are appointed by the Series B Member and the Series C Member, as discussed below under the section entitled “Certain Relationships and Related Transactions.”
‡ The information provided below under the section entitled “Certain Relationships and Related Transactions,” respecting the election of Messrs. Bulloch, Gibson and Heismeyer as directors, is incorporated into this section by reference.

Director Qualifications

The table below discusses the experiences, qualifications and skills of each of our directors which led to the conclusion that they should serve as directors of the Company.

Director	Experiences, Qualifications and Skills

Series A Directors	Elected by Series A Unit Holders
Theodore V. Bauer
Mr. Bauer’s background as a farmer and agri-businessman, as well as his past service on a number of civic and corporate boards, including the Iowa Quality Producers Alliance, an organization devoted to value-added agriculture and rural economic development, are important factors qualifying Mr. Bauer as one of the Board’s Series A independent directors.

Michael K. Guttau
Mr. Guttau was recruited to serve as an independent Series A Board member and as the Audit Committee Financial expert given his background and experience as a banking executive and board member of a number of banking and civic organizations.  Mr. Guttau’s experience includes more than 30 years as a rural banker, providing a long-term view of agriculture and ag-related businesses.

Hubert M. Houser
Mr. Houser brings to our Board more than 30 years of experience as a member of the Iowa legislature and the county board in which the Company is located.  During his career, Mr. Houser developed a reputation as a leader in rural economic development.  He provides significant assistance to our Board in the Company’s interaction with all levels of local and state government and also provides a long-term view of the further development of SIRE’s site and business.

Karol D. King
Mr. King, our Board’s Chairman and an independent director elected by Series A members, has a long career as a farmer and owner of a number of ag-related businesses.  In addition, Mr. King has held leadership positions in numerous local and national ag producer groups, in particular the Iowa and National Corn Growers Associations.  In these capacities he has participated in the development of the ethanol industry.

Series B Directors	Appointed by Bunge

Eric J. Heismeyer
Mr. Heismeyer has more than 17 years of experience in management and commercial roles within the agri-business industry.  Currently, he is the VP and Commercial Manager of Bunge-Milling since December 2013.

Matthew K. Gibson
Mr. Gibson has more than 18 years of experience in management and commodity trading roles in the grain industry.  Currently, Mr. Gibson is the Vice President and General Manager for Bunge North America's Grain Division.

Series C Directors	Appointed by ICM

Andrew J. Bulloch
Mr. Bulloch is the Chief Financial Officer of ICM, a leader in the renewable fuel industry. He also serves as a board member for three other companies on behalf of ICM. Prior to joining ICM, Mr. Bulloch gained vast experience in multiple industries within the private and public accounting sectors. Mr. Bulloch is a certified public accountant (CPA) and a member of the American Institute of Certified Public Accountants (AICPA).

Code of Ethics

The Company adopted a Code of Ethics that applies to its directors, executive officers and employees (including our principal executive officer, principal financial officer, controller and senior financial officers) effective January 16, 2009.  Our Board amended the Code of Ethics on October 19, 2012.   The Code of Ethics is available in the “Investor Relations” section of our website at www.sireethanol.com. We will disclose amendments to, or waivers of, certain provisions of our Code of Ethics relating to our principal executive officer, principal financial officer, controller or persons performing similar functions on our website promptly following the adoption of any such amendment or waiver.

Board Committees

Our Board has standing Audit, Nominating, Corporate Governance/Compensation and Risk Management Committees.

Audit Committee

We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act, which operates under a written charter (the “Audit Committee Charter”).  A copy of the Audit Committee Charter is available on our website at www.sireethanol.com in the “Investor Relations” section. The following directors currently serve as members, and served as members during Fiscal 2015, of the Audit Committee:  Michael K. Guttau (Chair), Theodore V. Bauer and Karol D. King.  All of the members of the Audit Committee meet the “independent director” standards applicable to companies listed on the NASDAQ Capital Market (though our units are not listed on any exchange or quotation system).  Our Board has determined that Mr. Guttau is an “audit committee financial expert” as that term is defined in Item 401(h) of Regulation S-K under the Exchange Act.

Among other things, the Audit Committee has the authority to appoint and supervise our independent registered public accounting firm and is primarily responsible for approving the services performed by our independent registered public accounting firm and for reviewing and evaluating our accounting principles and system of internal accounting controls.

Nominating Committee

The Nominating Committee operates under a written charter (the “Nominating Committee Charter”), which is available on our website at www.sireethanol.com in the “Investor Relations” section.  Our Board amended and restated the Nominating Committee Charter on April 17, 2015 to provide for oversight by the Nominating Committee of all aspects of the transfer of units including compliance with the Company’s Unit Transfer Policy.  The Nominating Committee Charter also provides that the Nominating Committee will identify individuals qualified to become Board members for election by our Series A Members, to recommend to our Board persons to fill Board vacancies or to stand for election by members and to recommend to our Board nominees for each Board committee, including a financial expert to serve on the Audit Committee.  The following directors currently serve as members, and served as members during Fiscal 2015, of the Nominating Committee: Hubert M. Houser (Chair), Theodore V. Bauer, Michael K. Guttau and Karol D. King, all of whom meet the “independent director” standards applicable to companies listed on the NASDAQ Capital Market (though our units are not listed on any exchange or quotation system).

The Nominating Committee believes that having directors with relevant experience in business and industry, government, finance and other areas is beneficial to our Board as a whole.  Directors with such backgrounds can provide a useful perspective on significant risks and competitive advantages and an understanding of the challenges the Company faces.  The Nominating Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all directors or prospective nominees.

With respect to nominating existing directors, the Nominating Committee reviews relevant information available to it, including the latest Board evaluations for such persons, if any, and assesses their continued ability and willingness to serve as a director.  The Nominating Committee also assesses such persons’ contributions in light of the mix of skills and experience the Nominating Committee deems appropriate for our Board.  With respect to nominations of new directors, the Nominating Committee will conduct a thorough search to identify candidates based upon criteria the Nominating Committee deems appropriate and considering the mix of skills and experience necessary to complement existing Board members.  Prospective nominees are not discriminated against on the basis of age, gender, race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.  The Nominating Committee then reviews selected candidates and makes a recommendation to our Board.  The Nominating Committee may seek input from other Board members or senior management in identifying candidates.

The Nominating Committee Charter provides that the Nominating Committee will consider director candidates recommended by members the same way it evaluates other individuals for nomination as a new director, provided that member nominations for directors must be made in accordance with our Operating Agreement (see the section below entitled “Member Proposals for the 2016 Annual Meeting – Series A Director Nominations”).  We did not receive any director nominations for the 2016 Annual Meeting.

Corporate Governance/Compensation Committee

The Corporate Governance/Compensation Committee operates under a written charter the (“Governance/ Compensation Committee Charter”) which is available on our website at www.sireethanol.com in the “Investor Relations” section. The Governance/Compensation Committee Charter provides that the Corporate Governance/Compensation Committee will annually review and approve our compensation programs for our directors, officers and managers, review and evaluate the Board and committee structure and the Company’s corporate governance practices and policies, review and evaluate the Company’s incentive and equity plans and other employee benefit programs and lead the Board in its annual review of the Board’s performance.  The Governance/Compensation Committee Charter does not exclude from the Corporate Governance/Compensation Committee’s membership directors who also serve as officers or Interested Directors.  The Corporate Governance/Compensation Committee’s membership currently consists of Messrs. Bauer (Chair), Heismeyer, and King each of whom also served on the committee for all of Fiscal 2015.  As discussed above, Mr. Heismeyer is considered an Interested Director.

Risk Management Committee

The Risk Management Committee operates under a written charter (the “Risk Management Committee Charter”) and makes recommendations to our Board relating to methods of effectively managing the Company’s physical assets, contractual commitments, seeking market opportunities and adding value to the Company’s operating facility.  The Risk Management Committee also assists our Board in identifying and quantifying methods of mitigating or eliminating risk, including those relating to commodity prices.  The current members of the Risk Management Committee are Messrs. Gibson (Chair), Bulloch, Guttau and Houser each of whom also served on the committee for all of Fiscal 2015.  The Risk Management Committee Charter provides that our Board may appoint members of management and consultants to serve on the Risk Management Committee as non-voting members.  During Fiscal 2015 and currently, Brian T. Cahill, our General Manager and Chief Executive Officer, serves on the Risk Management Committee as a non-voting member.

Board and Committee Meetings and Director Attendance

During Fiscal 2015, our Board held 17 meetings.  In addition, the Audit Committee held 5 meetings, the Corporate Governance/Compensation Committee held 4 meetings, the Risk Management Committee held 12 meetings and the Nominating Committee held 6 meetings.  No incumbent director attended fewer than seventy-five percent (75%) of the aggregate of the Board meetings and committee meetings held on which an incumbent director served during Fiscal 2015. The Company’s policy is to encourage, but not require, Board members to attend annual member meetings. All but one of our Board members attended the 2015 annual meeting of members.

COMPENSATION OF DIRECTORS

We do not provide our directors with any equity or equity option awards, nor any non-equity incentive payments or deferred compensation.  Similarly, we do not provide our directors with any other perquisites, “gross-ups,” defined contribution plans, consulting fees, life insurance premium payments or otherwise. Our director compensation policy (the “Director Compensation Policy”) was originally recommend by our Corporate Governance/Compensation Committee and approved by our Board on March 18, 2011. On January 6, 2015, our Board amended the Director Compensation Policy to modify the director fees to accommodate a shift from monthly to quarterly Board meetings.  The Director Compensation Policy provides that (i) each director receives an annual retainer of $12,000 and (ii) each director receives (A) $1,200 per scheduled monthly Board meeting attended (whether in person or telephonic) or (B) $3,600 per quarterly Board meeting attended (whether in person or telephonic); provided that the foregoing amounts under items (i) – (ii) shall not exceed $26,400 per director in any calendar year.  Additionally, the following amounts are paid to directors for specified services: (i) the Chairman of the Board is paid $11,000 per year, (ii) the Chairman of the Audit Committee and audit committee financial expert is paid $5,000 per year, (iii) the Chairmen of all other committees are paid $2,500 per year, and (iv) the Secretary of the Board is paid $2,500 per year.

Commencing in January 2015, our Board began holding regularly scheduled meetings of the Board of Directors on a quarterly basis rather than monthly and therefore, the director fees relating to quarterly meetings went into effect.

Mr. Bauer serves as Secretary of the Board and he also serves as Secretary and Treasurer of the Company.  Mr. Bauer is not separately compensated for his role as Secretary and Treasurer of the Company, other than the compensation received for his roles on our Board.

Independent Directors

The following table lists the compensation we paid in Fiscal 2015 to our Independent Directors.

Name	Fee Earned or Paid in Cash	All Other Compensation	Equity or Non- Equity Incentives	Total

Theodore V. Bauer	$30,800	$0	$0	$30,800
Hubert M. Houser	$28,300	$0	$0	$28,300
Karol D. King	$35,925	$0	$0	$35,925
Michael K. Guttau	$30,500	$0	$0	$30,500

Interested Directors

The following table lists the compensation we paid in Fiscal 2015 to our Interested Directors. The fees payable to the Interested Directors are paid directly to their corporate employers at such directors’ request, and the Interested Directors do not receive any compensation from us for their service as directors.

Name	Fee Earned or Paid in Cash	All Other Compensation	Equity or Non- Equity Incentives	Total

Eric J. Heismeyer	$25,800	$0	$0	$25,800
Andrew J. Bulloch	$25,800	$0	$0	$25,800
Matthew K. Gibson	$28,300	$0	$0	$28,300

EXECUTIVE COMPENSATION

Executive Officers and Key Employee

The table below lists all of our executive officers and one key employee, the plant manager.  The address for all of the individuals identified below is 10868 189th Street, Council Bluffs, Iowa 51503.  There are no arrangements or understandings between any of the Company’s executive officers and any other persons pursuant to which he or she was selected as an executive officer.

Name and Age	Position(s) Held with the Company	Length of Time Served	Principal Occupation(s) During Past 5 Years
Brian T. Cahill, 62	General Manager and Chief Executive Officer	Since September, 2009
Executive Vice President, Distillery Innovations Segment, MGP Ingredients, Inc. (“MGP”) (a public company, which provides services in the development, production and marketing of naturally-derived specialty ingredients and alcohol products) from 2007 to 2008; CFO/Vice President of Finance and Administration, MGP, from 2002 to 2007; General Manager, MGP, from 1992 to 2002.  Mr. Cahill received a Bachelor of Science in Accounting from Bradley University and is a Certified Public Accountant.

Name and Age	Position(s) Held with the Company	Length of Time Served	Principal Occupation(s) During Past 5 Years
Brett L. Frevert, 53	Chief Financial Officer	Since June, 2012
Managing Director of CFO Systems, LLC (“CFO Systems”), which he founded, since 2004. During that time he has served as CFO of several Midwestern companies, including SEC registrants and private companies, including ethanol and other renewable fuels companies. Prior to founding CFO Systems, Mr. Frevert was Chief Financial Officer of a regional real estate firm and also served as Interim Chief Financial Officer of First Data Europe. Mr. Frevert began his career with Deloitte & Touche, serving primarily SEC-registered clients in the food and insurance industries.

Dan Wych, 40	Plant Manager	Since April, 2008
Operations/Fermentation Coordinator, U.S. Bio Energy/VerSun Energy (a public company which produces ethanol and co-products from corn) from 2006 to 2008; Plant Manager, United Bio Energy (a company that provides services for ethanol plants) in 2006; Production Manager, Little Sioux Corn Processors (a company which produces ethanol and co-products from corn) from 2005 to 2006; Operations/Lab/Safety Manager, Quad County Corn Processors (a company which produces ethanol and co-products from corn) from 2000 to 2005.  Mr. Wych attended Iowa Lakes Community College and completed over 60+ credit hours within their Associated Arts Program.

Compensation of Executive Officers

Pursuant to the Governance/Compensation Charter, the Corporate Governance/Compensation Committee approves the compensation terms for our executive officers and all adjustments to the compensation terms. During the fiscal year ended September 30, 2010 (“Fiscal 2010”), the Corporate Governance/Compensation Committee engaged an independent compensation consultant (the “Consultant”) to evaluate the compensation of its executive officers in relation to other executive officers in comparable positions in the industry.  During Fiscal 2015, the Corporate Governance/Compensation Committee received input from the Consultant with respect to expanding awards under the Company’s long term equity incentive compensation plan (discussed below) to a broader group of employees.

Additionally, during Fiscal 2010, the Corporate Governance/Compensation Committee met with the Consultant to develop a company-wide compensation philosophy based on comparable market data and the establishment of a management evaluation process.  Our compensation philosophy provides that the compensation of our senior executives is designed to achieve the following objectives: (i) align the interests of the executive officers and our unit holders; (ii) attract, retain and motivate high caliber executive officers; and (iii) pay for performance by linking a significant amount of executive compensation to individual contribution to selected metrics of our business plan.  The following are the main elements of compensation for our executive officers:

●	Base Salary: A portion of annual cash compensation is paid as base salary to provide a level of security and stability.

●
Annual Cash Incentive: We expect that a significant portion of the annual cash compensation paid to the executive officers will be directly related to the achievement of individual performance goals and contributions.  Awards were available for Fiscal 2015 and were paid to employees in November 2015.

●
Long-Term Incentive Compensation:  Our Board of Directors adopted an Equity Incentive Plan (the “Plan”) in June 2010 to allow officers or employees of the Company to share in our value through the issuance, from time to time, of Equity Participation Units (“Equity Participation Unit”) and/or Unit Appreciation Rights (“Unit Appreciation Right”).  Each award will be granted pursuant to an individual award agreement, which will set forth the number of units or rights granted, the book value of our Series A Units as of the grant date for purposes of valuing each Equity Participation Unit or Unit Appreciation Right, the fiscal year for which the Equity Participation Unit or Unit Appreciation Right is granted, and any In-Service Payment Date (as defined in the Plan).  The Corporate Governance/Compensation Committee is responsible for designing, reviewing and overseeing the administration of the Plan and all awards are recommended by the Corporate Governance/Compensation Committee and then approved by our Board.  During Fiscal 2015, the Corporate Governance/Compensation Committee received input from the Consultant with respect to expanding awards under the Plan to additional employees.

●
Retirement and Welfare Benefits:  We sponsor both a standard 401(k) and Roth 401(k) plan. To be eligible to participate, a new hire is eligible to participate beginning on their start date. While eligible employees are given an option to enroll, those who do not choose either “yes” or “no” are automatically enrolled in the standard 401(k) plan at 3% withholding.  Under the program, we match the first 3%, and ½ of the next 2%, of the employee’s contributions.  Each participant picks his or her own investment strategy—either the planned grouping of investments or individually selected investments.  We have implemented a basic benefits plan for all full time employees, including medical, dental, life insurance and disability coverage.

Agreements with Our Executive Officers

CEO Employment Agreement

On August 27, 2009, we entered into a letter agreement with Brian T. Cahill which summarizes the basic terms of his employment (the “CEO Employment Agreement”). Pursuant to the terms of the CEO Employment Agreement, Mr. Cahill’s initial annual calendar year base salary was $180,000 with future salary increases based on both Mr. Cahill’s individual performance and the Company’s performance and determined in accordance with our Board compensation policy.  Mr. Cahill’s calendar year base salary for 2015 was $230,000.  The CEO Employment Agreement also provides that Mr. Cahill is eligible to participate in our short-term and long-term incentive programs and provides Mr. Cahill with the use of a company car.

CFO Systems Letter Agreement

Effective June 22, 2012, we entered into a letter agreement with CFO Systems and Brett L. Frevert.  Under the letter agreement CFO Systems will provide financial and consulting services to us at rates of $75 to $150 per hour depending on the level of expertise involved. The services will include providing Chief Financial Officer duties and other financial and accounting expertise on a time share basis. In connection with the letter agreement, Mr. Frevert agreed to serve as our Chief Financial Officer. We were charged $236,761for the services provided by CFO Systems during Fiscal 2015, which included Mr. Frevert's services and controller and other professionals' services.

Summary Compensation Table

The following table provides all compensation paid to or earned by our Named Executive Officers in Fiscal 2014 and 2015.   The executive officers included in this “Summary Compensation Table” are collectively referred to as our “Named Executive Officers”.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards[1] ($)	All Other Income		Total ($)

Brian T. Cahill, President and CEO	2015	$225,961	$76,431	$50,000	$20,215	[2]	$372,607

	2014	$212,307	$38,068	$35,000	$5,294	[2]	$290,669

Brett L. Frevert, Chief Financial Officer[3]	2015	--	--	--	$125,545		$125,545

	2014	--	--	--	$129,566		$129,566

[1]	Mr. Cahill was awarded 6.61 Equity Participation Units on January 1, 2015 (Fiscal 2015) valued at $7,570 per unit, the book value of our units, or $50,000 in the aggregate, as of the grant date and 11.06 Equity Participation Units on December 19, 2013 (Fiscal 2014) valued at $3,165 per unit, the book value of our units, or $35,000 in the aggregate, as of the grant date. No portion of the Equity Participation Units vest until the third anniversary of the grant date, subject to certain events which may result in accelerated vesting. Mr. Cahill receives no benefit from the Equity Participation Units until they vest and the amount shown does not correspond to the actual value that will be recognized by Mr. Cahill. In addition, no payout shall occur for Mr. Cahill’s vested Equity Participation Units until either a change of control or separation from service event each as defined in the Plan. As described in footnote 8 to the Company’s audited financial statements for the year ended September 30, 2015, the Equity Participation Units are valued at book value.

[2]	The amount reflected includes income attributed to Mr. Cahill’s personal use of the Company-provided car in the amount of $3,804 and $3,069 for Fiscal 2015 and Fiscal 2014, respectively, and additional payments of $983 and $1,140, respectively, in respect of taxes incurred by Mr. Cahill for such personal use of the Company car. The amount in Fiscal 2015 also reflects the payment of the balance of Mr. Cahill’s relocation reimbursement in accordance with the terms of the CEO Employment Agreement in the amount of $16,411 to Mr. Cahill.
[3]	Mr. Frevert serves as the Company’s principal financial officer and principal accounting officer. Mr. Frevert began serving as our Chief Financial Officer in June 2012.

Outstanding Equity Participation Awards at Fiscal 2015 Year-End

The following table provides information concerning outstanding equity participation awards held by our Named Executive Officers as of September 30, 2015.  As disclosed above, Mr. Cahill was awarded Equity Participation Units under the Plan of which 5.11 units vested on December 17, 2013, 9.44 units vested on November 24, 2014, 9.66 units vested on November 16, 2015, and 11.06 units will vest on December 19, 2016.

Name and Principal Position	Date Granted	Vesting Date	Number of Unvested Units	Market Value of Unvested Units[1]
Brian T. Cahill, President and CEO
	January 1, 2015	January 1, 2018	6.61	$50,249

	December 19, 2013	December 19, 2016	11.06	$84,078

	November 16, 2012	November 16, 2015	9.66	$73,435

1  The market value of Mr. Cahill’s unvested Equity Participation Units was calculated by multiplying the number of unvested Equity Participation Units by the book value of the Company’s Class A Units as of September 30, 2015. The aggregate market value of all of Mr. Cahill’s unvested Equity Participation Units as of September 30, 2015 was $207,762.

INDEPENDENT PUBLIC ACCOUNTANTS

Our Board voted in favor of the appointment of RSM US LLP, formerly McGladrey, LLP (“RSM”) to serve as our independent registered public accounting firm (“independent auditor”) for the fiscal year ending September 30, 2016.  A representative of RSM is expected to be present at the 2016 Annual Meeting with an opportunity to make a statement, and will be available to respond to appropriate questions.

Independent Registered Accounting Firm Fees and Services

The following table presents fees paid for professional services rendered by RSM, our independent auditor, during Fiscal 2015 and the fiscal year ended September 30, 2014 (“Fiscal 2014”):

Fee Category	Fiscal 2015 Fees	Fiscal 2014 Fees

Audit Fees	$127,650	$132,440

Tax Fees	$49,433	$35,723

All Other Fees	$5,600	$0

Total Fees	$182,683	$168,163

Audit Fees are for professional services rendered by RSM for the audit of the Company’s annual financial statements, review of the interim financial statements included in quarterly reports and services that are normally provided by RSM in connection with statutory and regulatory filings or engagements, including review of SEC registration statements and related correspondence.

Tax Fees are for professional services rendered by RSM, for tax compliance, tax advice and tax planning and include preparation of federal and state income tax returns, and other tax research, consultation, correspondence and advice.

All Other Fees are for services other than the services reported above.

The Audit Committee has concluded the provision of the non-audit services listed above is compatible with maintaining the independence of RSM.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee pre-approves all audit and permissible non-audit services provided by our independent auditor.  These services may include audit services, audit-related services, tax services and other services.  Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date.  The Audit Committee may also pre-approve particular services on a case-by-case basis.

REPORT OF THE AUDIT COMMITTEE

Members should be aware that under Securities and Exchange Commission rules, the following report issued by the Audit Committee relating to certain of its activities during Fiscal 2015 is not considered “filed” with the Securities and Exchange Commission under the Securities Exchange Act of 1934, and is not incorporated by reference in any past or future filing by the Company under the Securities Exchange Act of 1934 or the Securities Act of 1933, unless specifically referenced.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended September 30, 2015 with management and discussed other matters related to the audit with the independent auditor.  Management represented to the Audit Committee that our financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.  The Audit Committee met with the independent auditor, with and without management present, and discussed with the independent auditor matters required to be discussed by the Public Accounting Standards Board (“PCAOB”) Auditing Standard No. 16 (Communication with Audit Committees), as may be amended, modified or supplemented.  Additionally, the Audit Committee received the written disclosures and the letter from the independent auditor required to be delivered to it under the applicable requirements of the PCAOB regarding communications concerning independence and discussed with management and the independent auditor the independence of the independent auditor from management and the Company and considered whether the independent auditor maintained its independence during the year ended September 30, 2015.

Based upon the Audit Committee’s discussions with management and the independent auditor, and the Audit Committee’s review of representations of management and the report of the independent auditor to the Audit Committee, the Audit Committee recommended that our Board include the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended September 30, 2015.

AUDIT COMMITTEE:
Michael K. Guttau, Chair
Theodore V. Bauer
Karol D. King

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Bunge

On November 1, 2006, in consideration of its agreement to invest $20,004,000 in the Company, Bunge purchased the only issued and outstanding Series B Units under an arrangement whereby: (i) we would enter into various agreements with Bunge or its affiliates discussed below for management, marketing and other services, and (ii) Bunge has the right to elect a number of Series B Directors which are proportionate to the number of Series B Units owned by Bunge, as compared to all units.    Bunge currently has the right to appoint two (2) Series B Directors.   Eric J. Heismeyer and Matthew K. Gibson are the current Series B Directors appointed by Bunge.

Under our Operating Agreement we may not, without Bunge’s approval (i) issue additional Series B Units, (ii) create any additional series of units with rights which are superior to the Series B Units, (iii) modify our Operating Agreement to adversely impact the rights of Series B Unit holders, (iv) change its status from one which is managed by managers, or vice versa, (v) repurchase or redeem any Series B Units, (vi) take any action which would cause a bankruptcy, or (vii) approve a transfer of units allowing the transferee to hold more than 17% of the Company’s units or to a transferee which is a direct competitor of Bunge.  In addition, our Operating Agreement also grants Bunge as a Series B Member the right to purchase its pro-rata share of any securities we issue.

On December 5, 2014, the Company entered into an Amended and Restated Ethanol Purchase Agreement (the “Ethanol Agreement”) with Bunge.  Under the Ethanol Agreement, the Company has agreed to sell Bunge all of the ethanol produced by the Company, and Bunge has agreed to purchase the same.  The Company will pay Bunge a percentage fee for ethanol sold by Bunge, subject to a minimum and maximum annual fee.  The initial term of the Ethanol Agreement expires on December 31, 2019, however it will automatically renew for one five-year term unless Bunge provides the Company with notice of election to terminate. The Company has incurred ethanol marketing expenses of $1.4 million during each of Fiscal 2015 and 2014, respectively, under the Ethanol Agreement.

On December 5, 2014, the Company and Bunge entered into an Amended and Restated Distiller’s Grain Purchase Agreement (the “ DG Purchase Agreement ”).  Under the DG Purchase Agreement, Bunge will purchase all distillers grains produced by the Company and Bunge pays us a purchase price equal to the sales price minus the marketing fee and transportation costs. The sales price is the price received by Bunge in a contract consistent with the jointly developed distillers grain marketing policy or the spot price agreed to between Bunge and the Company.  Bunge receives a marketing fee consisting of a percentage of the net sales price, subject to a minimum and maximum amount. Net sales price is the sales price less the transportation costs and rail lease charges. The transportation costs are all freight charges, fuel surcharges, and other access charges applicable to delivery of distillers grains. Rail lease charges are the monthly lease payment for rail cars along with all administrative and tax filing fees for such leased rail cars. The initial term of the DG Purchase Agreement expires on December 31, 2019  and will automatically renew for one additional five-year term unless Bunge provides notice of election to the Company to terminate. The Company has incurred distiller's grains marketing expenses of $1.4 million and $1.9 million during Fiscal 2015 and 2014, respectively.

The Company and Bunge also entered into an Amended and Restated Grain Feedstock Agency Agreement on December 5, 2014 (the “Agency Agreement”).  The Agency Agreement provides that Bunge will procure corn for the Company and that the Company will pay Bunge a per bushel fee, subject to a minimum and maximum annual fee.  The initial term of the Agency Agreement expires on December 31, 2019 and will automatically renew for one additional five-year term unless Bunge provides the Company with notice of election to terminate.  Expenses for corn procurement were $0.9 million and $1.3 million for the fiscal years ended September 30, 2015 and 2014, respectively.

Starting with the 2015 crop year, the Company is using corn containing Syngenta Seeds, Inc.’s proprietary Enogen® technology (“ Enogen Corn ”) for a portion of its ethanol production needs.  The Company contracts directly with growers to produce Enogen Corn for sale to the Company.  Concurrent with the Agency Agreement, the Company and Bunge entered into a Services Agreement regarding corn purchases (the “Services Agreement”).  Under this agreement, the Company originates all Enogen Corn contracts for its facility and Bunge assists the Company with certain administrative matters related to Enogen Corn, including facilitating delivery to the facility.  The Company pays Bunge a per bushel service fee.  The initial term of the Services Agreement expires on December 31, 2019 and will automatically renew for one additional five-year term unless Bunge provides the Company with notice of election to terminate. Expenses under the Services Agreement were $18,900 for Fiscal 2015 and there were no expenses for Fiscal 2014.

The Company and Bunge executed a letter agreement (the “Letter Agreement”) on December 5, 2014, terminating the Corn Oil Agency Agreement dated as of November 12, 2010 (the "Corn Oil Agency Agreement") by and between the Company and Bunge and the Risk Management Services Agreement by and between the Company and Bunge dated as of December 15, 2008. Expenses under the terminated Corn Oil Agency Agreement were $67,000 and $237,000 for Fiscal 2015 and 2014, respectively. The Company now markets and distributes all of the corn oil we produce directly to end users within the domestic market.

The Company has executed a Railcar Agreement with Bunge for the lease of 325 ethanol cars and 300 hopper cars which are used for the delivery and marketing of ethanol and distillers grains.  Under the Railcar Agreement, the Company leases railcars for terms lasting 120 months and continuing on a month-to-month basis thereafter.  The Railcar Agreement will terminate upon the expiration of all railcar leases.  Pursuant to the terms of a side letter to the Railcar Agreement, we sublease cars back to Bunge from time to time when the cars are not in use in our operations.

Expenses under this agreement were $3.2 million and $4.3 million for the Fiscal 2015 and 2014, net of subleases and accretion, respectively.  The Company entered into a one year sublease for 147 hoppers with Bunge that expired September 14, 2015 and will continue on month-to-month basis.  The Company has subleased another 93 hopper cars to unrelated third parties, which expires March 25, 2019.  The Company continues to work with Bunge to determine the need for ethanol and hopper cars in light of current market conditions, and the expected conditions in 2015 and beyond.  The Company believes we will be able to fully utilize our fleet of hopper cars in the future, to allow us to cost-effectively ship distillers grains to distant markets, primarily the export markets.

Effective June 23, 2014, the Company amended and restated its subordinated term loan note with Bunge (the “Bunge Term Loan Note”).  On December 22, 2014, the Company paid in full to Bunge the entire $19.9 million of subordinated debt then outstanding to Bunge under the Bunge Term Loan Note. Interest on the Bunge subordinated debt was $0.3 million and $2.5 million for the Fiscal 2015 and 2014, respectively.

ICM

On November 1, 2006, in consideration of its agreement to invest $6,000,000 in the Company, ICM became the sole Series C Member.  As part of ICM’s agreement to invest in Series C Units, our Operating Agreement provides that we will not, without ICM’s approval: (i) issue additional Series C Units, (ii) create any additional series of units with rights senior to the Series C Units, (iii) modify our Operating Agreement to adversely impact the rights of Series C Unit holders, or (iv) repurchase or redeem any Series C Units.  Additionally, ICM, as the sole Series C Unit owner, is afforded the right to elect one Series C Director to our Board so long as ICM remains a Series C Member.  Andrew J. Bulloch is the current Series C Director appointed by ICM.

Effective June 23, 2014, the Company amended and restated its subordinated term loan note with ICM (the “ICM Term Loan Note”).  On December 22, 2014, the Company paid in full to ICM the entire $6.8 million of subordinated debt then outstanding to ICM under the ICM Term Loan Note.  Interest on the ICM subordinated debt was $0.1 million and $0.9 million for the Fiscal 2015 and 2014, respectively.

In connection with the payoff of the ICM subordinated debt, the Company entered into the SIRE ICM Unit Agreement dated December 17, 2014 (the “Unit Agreement”).  Under the Unit Agreement, the Company has agreed to grant ICM the right to sell to the Company its 1,000 Series C and 18 Series A Membership Units (the “ICM Units”) commencing anytime during the earliest of  several alternative dates and events at the greater of $10,897 per unit or the fair market value (as defined in the agreement) on the date of exercise.  The Company recorded a liability of $5.6 million (included in long-term liabilities), and recorded an expense of $5.6 million in Fiscal 2015 in conjunction with this put right under the Unit Agreement (the "Loss from debt extinguishment" and the "Change in fair value of put option liability" ).

On July 13, 2010, we entered into a Joint Defense Agreement (the “Joint Defense Agreement”) with ICM, which contemplates that we may purchase from ICM one or more tricanter centrifuges (the “Centrifuges”).  Because such equipment has been the subject of certain legal actions regarding potential patent infringement, the Joint Defense Agreement provides that: (i) the parties may, but are not obligated to, share information and materials that are relevant to the common prosecution and/or defense of any such patent litigation regarding the Centrifuges (the “Joint Defense Materials”), (ii) any such shared Joint Defense Materials will be and will remain confidential, privileged and protected (unless such Joint Defense Materials cease to be privileged, protected or confidential through no violation of the Joint Defense Agreement), (iii) upon receipt of a request or demand for disclosure of Joint Defense Material to a third party, the party receiving such request or demand will consult with the party that provided the Joint Defense Materials and if the party that supplied the Joint Defense Materials does not consent to such disclosure then the other party will seek to protect any disclosure of such materials, (iv) neither party will disclose Joint Defense Materials to a third party without a court order or the consent of the party who initially supplied the Joint Defense Materials, (v) access to Joint Defense Materials will be restricted to each party’s outside attorneys, in-house counsel, and retained consultants, (vi) the Joint Defense Materials will be stored in secured areas and will be used only to assist in prosecution and defense of the patent litigation, and (vii) if there is a dispute between us and ICM, then each party waives its right to claim that the other party’s legal counsel should be disqualified by reason of this the Joint Defense Agreement or receipt of Joint Defense Materials.  The Joint Defense Agreement will terminate the earlier to occur of (x) upon final resolution of all patent litigation and (y) a party providing ten (10) days advance written notice to the other party of its intent to withdraw from the Joint Defense Agreement.  No payments have been made by either party under the Joint Defense Agreement.

Review and Approval of Related Person Transactions

In October 2012, our Board adopted a Related Party Policy which formalized into a written policy certain practices and procedures historically followed by our Board relating to the approval of any transaction, arrangement or series of similar transactions, arrangements or relations, including indebtedness or guarantees of indebtedness, with related parties.  Related persons include our directors or executive officers and their respective immediate family members and 5% beneficial owners of our units. Pursuant to the terms of the policy, the Corporate Governance/Compensation Committee must review the material facts of any related party transaction and approve such transaction.

The Company complied with the informal practices and procedures relating to the approval of related party transactions reflected in the Related Party Policy in connection with the approval of each of the related party transactions discussed in the section above entitled “Certain Relationships and Related Transactions.”

MEMBER PROPOSALS AND DIRECTOR NOMINATIONS
FOR THE 2017 ANNUAL MEETING

Member Proposals to be Considered for Inclusion in the Company’s 2017 Proxy Statement

Under the rules of the SEC, including Rule 14a-8 of the Exchange Act, any member proposal to be considered by the Company for inclusion in the proxy materials for the 2017 Annual Meeting of Members, which we presently plan to hold in January or February 2017, must be received by the Secretary of the Company, 10868 189th Street, Council Bluffs, Iowa 51503, no later than one-hundred and twenty (120) days prior to when we mailed the proxy materials for the preceding year’s annual meeting.  Accordingly, we determined that members must submit proposals related to the 2017 Annual Meeting of Members to the Company by August 16, 2016.  Proposals submitted later than August 16, 2016 will be considered untimely and will not be included in the Company’s proxy statement for the 2017 Annual Meeting of Members.

In addition, all proposals will need to comply with Rule 14a-8 of the Securities Exchange Act of 1934, which lists the requirements for inclusion of member proposals in company-sponsored proxy materials. The Corporate Governance/Compensation Committee will review proposals submitted by members for inclusion at our next annual meeting of members and will make recommendations to our Board on an appropriate response to such proposals.

Requirements for Member Proposals to be Brought Before the 2017 Annual Meeting of Members

Pursuant to Rule 14a-4(c) under the Exchange Act, if the Company does not receive advance notice of a member proposal to be brought before its next annual meeting of members in accordance with the requirements of its Operating Agreement or other governing documents, the proxies solicited by the Company may confer discretionary voting authority to vote proxies on the member proposal without any discussion of the matter in the proxy statement.

Section 6.11 of our Operating Agreement provides that written notice of a member proposal that a member intends to present at the next annual meeting, but does not intend to have included in the proxy statement and form of proxy related to such meeting, must be delivered to, or mailed and received at, the principal executive offices of the Company not less than ninety (90) calendar days nor greater than one hundred twenty (120) calendar days prior to the first anniversary of the date of the immediately preceding year’s annual meeting of members.

Members must therefore submit notice of any member proposals for the 2017 Annual Meeting of Members to the Company between October 5, 2016 and November 4, 2016.  Any member proposals during this advance notice window which comply with the requirements of the Operating Agreement, including Section 6.11, shall constitute business that may properly be brought before the 2017 Annual Meeting of Members.

As to each matter the member proposes to bring before the 2017 Annual Meeting of Members, the member’s notice must set forth: (i) a brief description of the business desired to be brought before the 2017 Annual Meeting of Members and the reasons for conducting such business at such annual meeting, (ii) the name and address, as they appear on the Company’s books, of the member proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class and number of units of the Company which are owned beneficially and of record by the member and the beneficial owner, if any, on whose behalf the proposal is made, (iv) a description of all arrangements or understandings among such member and any other persons(s) (including their names) in connection with the proposal of such business by such member and any material interest of such member in such business, (v) whether either such member or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of units of the Company entitled to vote and required to approve the proposal, and (vi) a representation that such member intends to appear in person or by proxy at the annual meeting to bring such business before the annual meeting.  Our Operating Agreement also provides that the presiding officer at an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the annual meeting and, if he should so determine, such business shall not be transacted.

A copy of our Operating Agreement will be furnished to members without charge upon written request to the Secretary of the Company.

Special Meetings of Members

In addition, in the event a member wishes to propose any other matter for consideration at a meeting of the members, under our Operating Agreement, members representing an aggregate of not less than thirty percent (30%) of all of the units may demand that our Board call a special meeting of members.

Series A Director Nominations

Pursuant to Section 5.3(e) of our Operating Agreement, Series A Members entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if the member complies with the advance notice provisions and other requirements set forth in Section 5.3(e) of our Operating Agreement.

Series A Members must notify the Secretary of the Company in writing not less than one hundred twenty (120) days prior to the one year anniversary of the date on which we first mailed our proxy materials for the prior year’s annual meeting.  Accordingly, we determined that Series A Members must submit written notice to the Company of nominations for Series A Directors for the 2017 Annual Meeting of Members by August 16, 2016.

Each notice shall set forth:  (i) the name and address of the member who intends to make the nomination; (ii) a representation that the member is a holder of record of Series A Units entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person specified in the notice; (iii) the name, age, address and principal occupation/employment of each nominee; (iv) a description of all arrangements or understandings between the member and each nominee and any other person(s) pursuant to which such nominations are to be made; (v) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; (vi) the consent of each nominee to serve as a Series A Director if so elected; and (vii) a nominating petition signed and dated by the holders of at least five percent (5%) of the then outstanding Series A Units and clearly setting forth the proposed nominee as a candidate for the Series A Director’s seat to be filled.  The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a Series A Director.

A copy of our Operating Agreement will be furnished to members without charge upon written request to the Secretary of the Company.

MEMBER COMMUNICATIONS

Any member wishing to communicate with any of our directors regarding matters related to the Company may provide correspondence to the respective director in care of the Secretary, Southwest Iowa Renewable Energy, LLC, 10868 189th Street, Council Bluffs, IA 51503.  The Chairman of the Corporate Governance/Compensation Committee will review and determine the appropriate response to questions from the members, including whether to forward communications to individual directors.  The Independent Directors review and approve the member communication process periodically to ensure effective communication with members.

OTHER BUSINESS

Our Board knows of no other business to be presented for action at the 2016 Annual Meeting.  If any matters do come before the 2016 Annual Meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the judgment of the person(s) exercising the authority conferred by the proxy at the 2016 Annual Meeting.

PERIODIC REPORTS

Our financial statements and related financial information required to be provided to members in connection with this Proxy Statement are contained in our Annual Report on Form 10-K for Fiscal 2015 (the “2015 Form 10-K”), which was filed with the SEC on December 2, 2015.  The 2015 Form 10-K is included in the Annual Report, which accompanies this Proxy Statement, both of which are available on our website at www.sireethanol.com at the “Investor Relations” section, but these documents are not deemed a part of the proxy soliciting materials.  Members may request paper copies of the Annual Report itself, the 2015 Form 10-K, this Proxy Statement and the proxy card by sending an e-mail to the Company at proxy@sireethanol.com, calling (877) 776-5999, or by downloading a copy at www.sireethanol.com, Such requests must set forth a good faith representation that the requesting party was either a holder of record or a beneficial owner of units of the Company on December 14, 2015.  Members may make a request for all future meetings or only for the 2016 Annual Meeting.  A copy of the exhibits to the 2015 Form 10-K will be mailed to members free of charge upon request to Southwest Iowa Renewable Energy, LLC, 10868 189th Street, Council Bluffs, Iowa 51503, or by calling (877) 776-5999.

By Order of the Board of Directors

Theodore V. Bauer,
Secretary
Council Bluffs, Iowa
December 18, 2015

Southwest Iowa Renewable Energy, LLC
Proxy Solicited on Behalf of the Board of Directors
for Annual Meeting of Members
February 12, 2016

The undersigned hereby appoints Karol D. King and Michael K. Guttau and each of them, with full power of substitution, and hereby authorizes them to represent the undersigned and to vote all of the units of SOUTHWEST IOWA RENEWABLE ENERGY, LLC (the “Company”) held of record by the undersigned on December 14, 2015, at the Annual Meeting of Members of the Company to be held on February 12, 2016 and any adjournment(s) thereof (the “2016 Annual Meeting”).

The proxy when properly executed will be voted as directed by the undersigned member.  If no direction is made, this proxy will be voted “FOR” the Series A Director nominee and “FOR” proposal 2. The proxies, in their discretion, are further authorized to vote on other matters which may properly come before the 2016 Annual Meeting and any adjournments or postponements thereof.

(continued, and to be signed on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Please Mark Here for Address Change or Comments SEE REVERSE SIDE ☐

1. Elect one Series A Director to serve until the 2020 Annual Meeting of Members or until his successor shall be elected and qualified.
	FOR Nominee ☐	WITHHOLD Authority For Nominee ☐
Director Nominee:

01 Theodore V. Bauer

2. Conduct an advisory vote on executive compensation.	FOR	AGAINST	ABSTAIN
	☐	☐	☐

3. Transact such other business that may properly come before the meeting and any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE SERIES A DIRECTOR NOMINEE AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN THIS PROXY as soon as possible to Southwest Iowa Renewable Energy, LLC, 10868 189th Street, Council Bluffs, Iowa 51503.

Signature		*Signature		Date

Title		Title

Print Name		Print Name
	( PLEASE PRINT YOUR NAME CLEARLY)		( PLEASE PRINT YOUR NAME CLEARLY)

Address of Unit Holder:	Address of Unit Holder:

City, State, Zip	City, State, Zip

Please sign your name exactly as it appears on the unit certificate.  If signing for estates, trusts, corporations or partnerships, title or capacity should be stated.
*If units are held jointly, each holder should sign.